NOTIFICATION OF THE REMOVAL FROM LISTING AND REGISTRATION

NYSE Arca, Inc. (the 'Exchange') hereby notifies the SEC of its intention to remove the entire class of the following securities issued by Merrill Lynch & Co., Inc. (the 'Company') from listing and registration on the Exchange upon the effective date of this Form 25:

STEP Income Securities Due July 14, 2009 Linked to the common stock of Freeport-McMoRan Copper & Gold Inc. (suspended 7/14/2009) (symbol: FOA)

Strategic Return Notes Linked to the Industrial 15 Index due August 9, 2010 (suspended 8/3/2009) (symbol: SRK)

Market Index Target-Term Securities based upon the Dow Jones Industrial Average due August 7, 2009 (suspended 8/7/2009) (symbol: MKO)

STEP Income Securities Due August 17, 2009 linked to the common stock of Monsanto Company (suspended 8/17/2009) (symbol: MZJ)

12% Callable Stock Return Income Debt Securities due September 4, 2009 Payable on the stated maturity date with Apple Inc. Common Stock
(suspended 8/19/2009) (symbol:  AVN)

Accelerated Return Notes Linked to the MSCI EAFE Index due August 27, 2009 (suspended 8/27/2009) (symbol: MAO)

Accelerated Return Notes Linked to the S&P 500 due August 27, 2009 (suspended 8/27/2009) (symbol: SAR)

S&P 500 Market Index Target-Term Securities due September 4, 2009
 (suspended 9/4/2009) (symbol:  MKP)

Callable Stock Return Income Debt Securities due September 24, 2009 Payable on the stated maturity date with Caterpillar Inc. common stock (suspended 9/24/2009) (symbol: STF)

Strategic Return Notes linked to the Select Utility Index due September 28, 2009 (suspended 9/28/2009) (symbol: UUY)

Accelerated Return Bear Market Notes Linked to the Russell 3000 Index due October 2, 2009 (suspended 10/2/2009) (symbol: BFN)

Accelerated Return Notes Linked to the MSCI EAFE Index due October 5, 2009
 (suspended 10/5/2009) (symbol:  MKY)

100% Principal Protected Range Notes Linked to the S&P 500 Index due October 6, 2009 (suspended 10/6/2009) (symbol: SVC)

50/150 Nikkei 225 Index Notes due October 7, 2009
(suspended 10/7/2009) (symbol:  NKW)

Accelerated Return Bear Market Notes Linked to the S&P 500 Index due October 30, 2009 (suspended 10/30/2009) (symbol: SBL)

Capped Leveraged Index Return Notes Linked to the Russell 2000 Index due October 30, 2009 (suspended 10/30/2009) (symbol: RLO)

100% Principal Protected Bullish Range Notes Linked to the S&P 500 Index due November 9, 2009 (suspended 11/9/2009) (symbol: SXC)

Strategic Accelerated Redemption Securities Linked to the Dow Jones EURO STOXX 50 Index due November 9, 2009 (suspended 11/9/2009) (symbol: DJL)

Strategic Accelerated Redemption Securities Linked to the S&P 500 Index due November 2, 2010 (suspended 11/23/2009) (symbol: SFO)

Accelerated Return Bear Notes Linked to the Russell 2000 Index due November 25, 2009 (suspended 11/25/2009) (symbol: RXY)

Accelerated Return Notes Linked to the S&P 500 Index due November 25, 2009 (suspended 11/25/2009) (symbol: SJO)

Strategic Accelerated Redemption Securities Linked to the S&P 500 Index due November 30, 2009 (suspended 11/30/2009) (symbol: SIT)

100% Principal Protected Conditional Participation Notes Linked to the S&P 500 Index due December 2, 2009 (suspended 12/2/2009) (symbol: SVQ)

9% Callable STock Return Income DEbt Securities due December 4, 2009 payable on the stated maturity date with Exxon Mobil Corporation common stock (suspended 12/4/2009) (symbol: MIX)

Strategic Accelerated Redemption Securities Linked tot he S&P 500 Index due December 1, 2010 (suspended 12/7/2009) (symbol: SKP)

Callable Stock Return Income Debt Securities due March 1, 2010 Payable on the stated maturity date with Google Inc. common stock
(suspended 1/11/2010) (symbol:  GKO)

Capped Leveraged Index Return Notes Linked to the MSCI Brazil Index Capped due January 20, 2010 (suspended 1/20/2010) (symbol: BPF)

Capped Leveraged Index Return Notes Linked to the Russell 2000 Index due January 20, 2010 (suspended 1/20/2010) (symbol: RHQ)

Accelerated Return Bear Market Notes Linked to the S&P 500 Index due January 21, 2010 (suspended 1/21/2010) (symbol: SXF)

Accelerated Return Notes Linked to the S&P 500 Index due January 21, 2010 (suspended 1/21/2010) (symbol: AQS)

Accelerated Return Bear Market Notes Linked to the S&P 500 Index due January 29, 2010 (suspended 1/29/2010) (symbol: BSB)

Accelerated Return Notes Linked to the Consumer Staples Select Sector Index due January 29, 2010 (suspended 1/29/2010) (symbol: CAK)

Accelerated Return Notes Linked to the MSCI EAFE Index due January 29, 2010 (suspended 1/29/2010) (symbol: AMO)

Accelerated Return Notes Linked to the S&P 500 Index due January 29, 2010 (suspended 1/29/2010) (symbol: SQD)

Capped Leveraged Index Return Notes Linked to the MSCI Emerging Markets Index due January 29, 2010 (suspended 1/29/2010) (symbol: MKI)

11% Callable STock Return Income DEbt Securities due February 8, 2010 payable on the stated maturity date with The Home Depot, Inc. common stock
(suspended 2/8/2010) (symbol:  HRO)

Capped Leveraged Index Return Notes Linked to the S&P 500 Index due 2/26/2010 (suspended 2/26/2010) (symbol: SPI)

Strategic Accelerated Redemption Securities Linked to the S&P 500 Index due March 8, 2010 (suspended 3/8/2010) (symbol: SHJ)



This action is being taken pursuant to the provisions of Rule 12d2-2(a)(2), as NYSE Regulation has been notified that the above issues have matured by their terms. Accordingly, each of the above issues has been suspended from trading on NYSE Arca prior to the opening of business on the date noted.